Exhibit 10.5

Employee

Restricted Stock Grant Agreement under

the Orthofix International N.V.

2012 Long-Term Incentive Plan

This Employee Restricted Stock Grant Agreement (the “Agreement”) is made this _____ day of __________ (the “Grant Date”) between Orthofix International N.V., a Curacao company (the “Company”), and the person signing this Agreement adjacent to the caption “Award Recipient” on the signature page hereof (the “Award Recipient”).  Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Orthofix International N.V. 2012 Long-Term Incentive Plan (the “Plan”).

WHEREAS, pursuant to the Plan, the Company desires to afford the Award Recipient the opportunity to acquire Common Shares on the terms and conditions set forth herein;

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.           Grant of Restricted Stock.

(a)           Number of Shares/Vesting.  The Company hereby grants to the Award Recipient, on the Grant Date, an Award of _____ shares of Stock (“Common Shares”) under the Plan subject to the vesting schedule and terms and conditions set forth below (the “Restricted Stock”).  Subject to earlier termination in accordance with the Plan or this Agreement and the terms and conditions herein, Restricted Stock granted under this Agreement shall vest with respect to 25% of the shares covered hereby on each of the first, second, third and fourth anniversaries of the Grant Date (each, a “Vesting Date”); provided, however, for the avoidance of doubt, that there shall be no proportionate or partial vesting in the periods prior to or between each Vesting Date unless otherwise provided under this agreement or the Plan.

(b)           Additional Documents.  The Award Recipient agrees to execute such additional documents and complete and execute such forms as the Company may require for purposes of this Agreement.

(c)           Issuance of Restricted Stock; Dividend and Distribution Rights.  Upon the vesting of any Restricted Stock pursuant to the terms hereof, the restrictions of Sections 1(a) and 3 shall lapse with respect to such vested Restricted Stock.  The issuance of the Restricted Stock under this grant shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates.  As the Award Recipient’s vests as described above, the recordation of the number of Common Shares attributable to such Award Recipient will be appropriately modified.

2.           Incorporation of Plan. The Award Recipient acknowledges receipt of the Plan, a copy of which is annexed hereto, and represents that he or she is familiar with its terms and provisions and hereby accepts this grant of Restricted Stock subject to all of the terms and provisions of the Plan and all interpretations, amendments, rules and regulations which may, from time to time, be promulgated and adopted pursuant to the Plan. The Plan is incorporated herein by reference. In the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern and this Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

3.           Restrictions on Transfer.  To the extent not yet vested, the Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, whether by operation of law or otherwise.

4.           Notification of Election Under Section 83(b) of the Code.  Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price paid for the Restricted Stock (i.e., zero), and the fair market value of shares on the date any forfeiture restrictions lapse with respect to such shares, will be reportable as ordinary income at that time.  An Award Recipient may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code within thirty days after the Grant Date.  In such event, the Award

Recipient will have to make a tax payment based on the fair market value of the shares on the Grant Date being treated as ordinary income.  The form for making this election is attached as Exhibit A hereto.  Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by the Award Recipient as the forfeiture restrictions lapse.

BY SIGNING THIS AGREEMENT, THE AWARD RECIPIENT ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF THE AWARD RECIPIENT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.  THE AWARD RECIPIENT AGREES AND ACKNOWLEDGES THAT HE OR SHE IS RELYING SOLELY ON HIS OR HER OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

5.           Termination of Service; Change in Control.

(a)           Certain Terminations of Service.  If, prior to vesting, the Award Recipient’s Service is terminated for any reason other than (i) death, (ii) Disability, (iii) a Qualified Retirement occurring no less than six months after the Grant Date or (iv) a circumstance providing for accelerated vesting pursuant Section 5(d) hereof, the unvested portion of the Restricted Stock shall be forfeited by the Award Recipient and cancelled by the Company as of the date of the Award Recipient’s termination of Service, and the Award Recipient shall have no further right or interest therein unless the Committee in its sole discretion shall determine otherwise.

(b)           Termination of Service for Death or Disability. If the Award Recipient’s Service terminates by reason of death or Disability, the Restricted Stock shall automatically vest in full as of the date of the Award Recipient’s termination of Service.

(c)           Termination of Service for Certain Qualified Retirements. If the Award Recipient’s Service terminates by reason of a Qualified Retirement occurring no less than six months after the Grant Date but prior to the second anniversary of the Grant Date, the Restricted Stock shall be considered vested as of the date of such Qualified Retirement with respect to the aggregate number of Common Shares as to which the Restricted Stock would have been vested as of such second anniversary of the Grant Date. If the Award Recipient’s Service terminates by reason of a Qualified Retirement after the second anniversary of the Grant Date but before the third anniversary of the Grant Date, the Restricted Stock shall be considered vested as of the date of such Qualified Retirement with respect to the aggregate number of Common Shares as to which the Restricted Stock would have been vested as of the third anniversary of the Grant Date. In each of the circumstances described in the preceding two sentences, the portion of the Restricted Stock that shall not be considered vested as of the date of such Qualified Retirement shall be forfeited by the Award Recipient and cancelled by the Company as of the date of such Qualified Retirement. If the Award Recipient’s Service terminates by reason of a Qualified Retirement after the third anniversary of the Grant Date but before the fourth anniversary of the Grant Date, the remaining unvested Restricted Stock shall automatically vest in full as of the date of such Qualified Retirement.

(d)           Certain Additional Change in Control Circumstances. In the event that the unvested portion of the Award of Restricted Stock is assumed or continued, or substituted for new restricted common stock or another equity-based Award of a successor entity, or parent or subsidiary thereof (with appropriate adjustments as to the number of shares), in each case upon the consummation of any Change in Control, and the employment of the Award Recipient with the Company or an Affiliate is terminated within 24 months following the consummation of such Change in Control by the employer without Cause or by the Award Recipient for Good Reason, the unvested portion of the Restricted Stock shall be fully vested on the date of such termination of employment with the Company. (Nothing in the preceding sentence shall limit or alter the Award Recipient’s rights under Section 5(c) hereof in the event that Award Recipient instead terminates his or her Service by reason of a Qualified Termination.) In the event a Change in Control occurs in which this Award of Restricted Stock is not being assumed, continued or substituted (as contemplated by the preceding sentence), the unvested portion of the Award of Restricted Stock shall be treated in accordance with the default rules applicable under Section 17.3 of the Plan.

6.          Effect of Severance Agreements Generally.  The Company and the Award Recipient agree that notwithstanding anything herein to the contrary, the terms of a Severance Agreement expressly defining whether and in what manner (including upon termination of employment) the unvested portion of the Restricted Stock shall vest shall control over the terms of this Agreement (including the vesting, forfeiture and other provisions contained in Section 5 hereof), and shall not be disregarded with respect to the terms of this Award.

7.           Withholding.  The Award Recipient (or following the Award Recipient’s death, the Award Recipient’s estate, personal representative, or beneficiary, as applicable) shall be liable for any and all applicable and required taxes of any kind required by law to be withheld with respect to the vesting of Restricted Stock.  When the Restricted Stock vests (or, in the event that tax withholding is required as of an earlier date, then such earlier date), the Company shall cause the Award Recipient (or following the Award Recipient’s death, the Award Recipient’s estate, personal representative, or beneficiary, as applicable) to satisfy all of his or her tax withholding obligations by having the Company withhold a number of Common Shares that would otherwise become vested (or would be eligible for future vesting) having a Fair Market Value (as of the close of business on the Vesting Date or date that tax withholding is required) not in excess of the minimum amount of tax withholding obligations required by law to be withheld with respect to such vesting or other applicable event requiring tax withholding.

8.           No Employment or Other Rights.  This grant of Restricted Stock does not confer upon the Award Recipient any right to be continued in the employment of, or otherwise provide Services to, the Company or any Subsidiary or other affiliate thereof, or interfere with or limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate such Award Recipient’s employment or other service relationship at any time.  For purposes of this Agreement only, the term “employment” shall include circumstances under which Award Recipient provides consulting or other Services to the Company or any of its Subsidiaries as an independent contractor, but such Award Recipient is not, nor shall be considered, an employee; provided, however, nothing in this Section 8 or this Agreement shall create an employment relationship between such person and the Company or its applicable Subsidiary, as the usages described in this Section are for convenience only.

9.           Adjustment of and Changes in Common Shares. In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, extraordinary dividend, or other event or change in corporate structure affecting the Common Shares, the Committee shall make such adjustments, if any, as it deems appropriate in the number and class of shares subject to the Restricted Stock. The foregoing adjustments shall be determined by the Committee in its sole discretion.

10.           Rights as a Shareholder.  Except as otherwise provided in this Agreement, the Award Recipient shall have all rights of a stockholder with respect to the Restricted Stock granted under this Agreement, including voting rights.  Notwithstanding the foregoing, dividends with respect to any Restricted Stock granted under this Agreement shall accrue, but shall not be paid, until the Award Recipient shall become the holder of record thereof, and no adjustment shall be made for dividends or distributions or other rights in respect of any Restricted Stock for which the record date is prior to the date upon which the Award Recipient shall become the holder of record thereof.

11.           Discretionary Nature of Plan.  The Plan is discretionary in nature, and the Company may suspend, modify, amend or terminate the Plan in its sole discretion at any time, subject to the terms of the Plan and any applicable limitations imposed by law.  This Restricted Stock grant under the Plan is a one-time benefit and does not create any contractual or other right to receive additional Restricted Stock or other benefits in lieu of Restricted Stock in the future.  Future grants, if any, will be at the sole discretion of the Committee, including, but not limited to, the timing of any grant, the number of shares of Restricted Stock granted, and the vesting provisions.

12.           Miscellaneous Provisions.

(a)           Applicable Law.  The validity, construction, interpretation and effect of this instrument will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflicts of law provisions thereof.

(b)           Notice.  Any notice required by the terms of this Agreement shall be delivered or made electronically, over the Internet or otherwise (with request for assurance of recipient in a manner typical with respect to communications of that type), or given in writing.  Any notice given in writing shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, and shall be addressed to the Company at its principal executive office and to the Award Recipient at the address that he or she has most recently provided to the Company.  Any notice given electronically shall be deemed effective on the date of transmission.

(c)           Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

(d)          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(e)           Amendments. The Board and the Committee shall have the power to alter or amend the terms of the grant of Restricted Stock as set forth herein from time to time, in any manner consistent with the provisions of Sections 5.3 and 18.10 of the Plan, and any alteration or amendment of the terms of this grant of Restricted Stock by the Board or the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Committee shall give notice to the Award Recipient of any such alteration or amendment as promptly as practicable after the adoption thereof. The foregoing shall not restrict the ability of the Award Recipient and the Board or the Committee by mutual written consent to alter or amend the terms of this grant of Restricted Stock in any manner which is consistent with the Plan.

(f)           Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the Award Recipient and the Company.

(g)          Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the Award Recipient and the Company regarding the grant of Restricted Stock and supersede all prior arrangements or understandings (whether oral or written and whether express or implied) with respect thereto.  In the event the Award Recipient has a Severance Agreement, any conflicts or ambiguities shall be resolved first by reference to the Severance Agreement, then to Plan, and finally to this Agreement.

13.          Definitions. For purposes of this Agreement, the following capitalized words shall have the meanings set forth below.

“Severance Agreement” shall mean a written change in control and severance agreement between the Award Recipient and the Company.

“Good Reason” shall mean the Award Recipient voluntarily terminating his or her employment, following a Change in Control, after the occurrence of any of the following circumstances (in each case, after notice by the Award Recipient to employer of the circumstance, and failure by the employer to cure and eliminate such circumstance within 15 calendar days of such notice):  (i) a requirement that the Award Recipient work principally from a location that is more than fifty (50) miles from his or her principal place of employment immediately prior to such Change in Control, or (ii) a ten percent or greater reduction in Award Recipient’s Total Compensation from the amount of such Total Compensation immediately prior to such Change in Control.

“Qualified Retirement” shall mean a retirement from Service by the Award Recipient in which, at the time of such retirement, the sum of the Award Recipient’s age and aggregate 12-month completed periods of Service (whether or not such completed 12-month periods are consecutive), in each case without giving credit for any partial years, equals or exceeds 75.

“Total Compensation” shall mean aggregate of base salary, target bonus opportunity, employee benefits (retirement plan, welfare plans, and fringe benefits), and grant date fair value of equity-based compensation, but excluding for the avoidance of doubt any reductions caused by the failure to achieve performance targets) taken as a whole.

(Remainder of page intentionally left blank)

EXECUTED on the date first written above.

COMPANY:	ORTHOFIX INTERNATIONAL N.V.

By:
Name:
Title:

AWARD RECIPIENT:
By:
Name:
Title: